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                                                                      EXHIBIT 23


                       REPORT OF INDEPENDENT CERTIFIED
                       PUBLIC ACCOUNTANTS ON SCHEDULES


To The Goodheart-Willcox Company, Inc.


     In connection with our audit of the consolidated financial statements of The Goodheart-Willcox Company, Inc. and Subsidiary referred to in our report dated May 30, 1997, which is included in the Company's 1997 Annual Report to Stockholders, filed as an exhibit to this Form 10-K, we have also audited
Schedule II for each of the three years in the period ended April 30, 1997. In our opinion, this Schedule presents fairly, in all material respects, the information required to be set forth therein.





                                            GRANT THORNTON LLP




Chicago, Illinois

May 30, 1997.





     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To The Goodheart-Willcox Company, Inc.:

     We consent to the incorporation by reference of our report dated May 30, 1997, accompanying the consolidated financial statements of The
Goodheart-Willcox Company, Inc., included in the 1997 Annual Report to Stockholders, in the Annual Report on Form 10-K for the year ended April 30, 1997.





                                            GRANT THORNTON LLP



Chicago, Illinois

July 8, 1997.